UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE14A

(RULE 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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MYERS INDUSTRIES, INC.

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Supplement to

Myers Industries, Inc.

Proxy Statement AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 25, 2024

This proxy statement supplement dated March 27, 2024 (the “Supplement”) supplements the definitive proxy statement and notice of annual meeting of shareholders dated March 18, 2024 (the “Proxy Statement”) of Myers Industries, Inc. (the “Company”) relating to the proxy being solicited by the Company’s Board of Directors (the “Board”) in connection with the Company’s 2024 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on April 25, 2024.

Proposal No. 3 – Adopt the Myers Industries, Inc. 2024 Long-Term Incentive Plan

As described in the Proxy Statement, on February 29, 2024, our Board unanimously adopted, subject to approval by our shareholders, the Myers Industries, Inc. 2024 Long-Term Incentive Plan (the “2024 Plan”), including authorization to reserve 2,500,000 shares of our common stock (“Shares”) to be available for the grant of awards under the 2024 Plan. The Company currently maintains three stock incentive plans – the 2017 Incentive Stock Plan of Myers Industries, Inc., as amended and restated (the “2017 Plan”), the Myers Industries, Inc. 2021 Long-Term Incentive Plan (the “2021 Plan”) (collectively, the “Prior Plans”), and the Myers Industries, Inc. Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”). The last year in which awards were granted under the 2017 Plan was 2021, prior to approval and adoption of the 2021 Plan by our shareholders on April 29, 2021.

The Company provided the following disclosures and commitments in the summary of Proposal 3 in the Proxy Statement regarding the total shares which may be delivered under the Prior Plans including pursuant to awards outstanding under the Prior Plans as of March 16, 2024.

As of March 7, 2024, the most recently available date before the date of this proxy statement, 36,939,137 shares of our common stock were outstanding. The number of outstanding shares will not materially change between March 7, 2024 and March 16, 2024.

Total shares subject to outstanding awards under the Prior Plans as of March 16, 2024 were 943,634 (approximately 2.55% of our outstanding shares) comprised of the following:

•	Outstanding and unvested service-based restricted stock units (RSUs): 456,342
•	Outstanding and unvested performance-based restricted stock units (PSUs) (assuming that outstanding awards are settled at target performance): 463,363
•	Outstanding stock options: 23,929
•	Outstanding stock appreciation rights: None

No new awards have been, or will be, granted under the 2021 Plan after March 16, 2024 unless the 2024 Plan is not approved by shareholders. As of March 16, 2024, the number of shares that otherwise remained available for future awards under the 2021 Plan that no longer are available for future awards (assuming the 2024 Plan is approved by shareholders) totaled 206,623. [Emphasis added]

On March 25, 2024, the Company was informed by Institutional Shareholder Services Inc. (“ISS”) that ISS was recommending “against” approval of Proposal No. 3 in part because the Plan costs as estimated by ISS exceed certain ISS benchmarks. However, in making its cost-based analysis, ISS included all shares remaining available under the 2021 Plan as of December 31, 2023, despite the Company’s disclosures and commitments to terminate, and not issue any additional awards under, the 2021 Plan. ISS acknowledged that given the Company’s disclosures and commitments, the cost-based analysis generally would exclude the shares available under the 2021 Plan, but because the Company did not include the weighted average exercise price and term of outstanding options as of March 16, 2024 in its disclosures, ISS deemed the Company’s disclosures to be incomplete and therefore disregarded the Company’s disclosures and commitments.

This Supplement is being provided to confirm and clarify the Company’s disclosures and commitments with regard to issuing no further awards under the 2021 Plan after March 16, 2024 and to disclose the weighted average exercise price and term of stock options outstanding as of March 16, 2024.

The Company hereby confirms that no new awards have been, or will be, granted under the 2021 Plan after March 16, 2024, unless the 2024 Plan is not approved by shareholders. Accordingly, upon the effectiveness of the 2024 Plan, (i) no further awards will be granted under the 2021 Plan, and (ii) any awards granted under the 2021 Plan prior to March 16, 2024 will remain outstanding under the 2021 Plan and will continue to vest and/or become exercisable in accordance with their original terms and conditions. In addition, any shares remaining available for future issuance under the 2021 Plan as of March 16, 2024 will be cancelled upon the effectiveness of the 2024 Plan. As of March 16, 2024, the number of shares that otherwise remained available for future awards under the 2021 Plan that are no longer are available for future awards (assuming the 2024 Plan is approved by shareholders) totaled 206,623.

The following additional disclosure is provided regarding the weighted average exercise price and term of stock options outstanding as of March 16, 2024, all of which were issued under our 2017 Plan.

Number of Shares Issuable upon Exercise of Outstanding Options	Expiration of Term of Outstanding Options	Exercise Price of Outstanding Options	Weighted Average Exercise Price of Outstanding Options
1,500	March 5, 2025	$18.69
2,450	March 2, 2026	$11.62
3,374	March 2, 2027	$14.30
8,786	March 8, 2028	$21.30
7,819	March 6, 2029	$18.58
23,929			$18.27

Except as set forth herein, there are no changes to Proposal No. 3 included in the Proxy Statement. There are no changes to the proposed terms and conditions of the 2024 Plan included as Appendix B to the Proxy Statement.

The Board of Directors reaffirms its unanimous recommendation that you vote

“FOR” Proposal 3 to approve the 2024 Plan.

This Supplement to the Proxy Statement should be read together with the Proxy Statement and the complete text of the proposed 2024 Plan included as Appendix B to the Proxy Statement, as filed by the Company with the Securities and Exchange Commission (“SEC”) on March 18, 2024, a free copy of which may be obtained at the SEC’s website, www.sec.gov, and is also available on the Company’s website at http://investor.myersindustries.com/investor-relations/financial-information/default.aspx.

This Supplement is being made available online on the Company’s website on or about March 27, 2024 at http://investor.myersindustries.com/investor-relations/financial-information/default.aspx. Information regarding the Annual Meeting and how to vote your shares or revoke your proxy or voting instructions is available in the Proxy Statement. The information contained in this Supplement modifies or supersedes only any inconsistent information contained in the Proxy Statement.